UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class/Trading Symbol	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.15 par value per share	SF	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series A	SF PRA	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series B	SF PRB	New York Stock Exchange
5.20% Senior Notes due 2047	SFB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2020, Stifel Financial Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Representatives”), as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $400,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2030 (the “Notes”).

The Notes are registered for offer and sold pursuant to an effective Registration Statement on Form S-3 (File No. 333-238118), which was filed with the Securities and Exchange Commission (“SEC”) on May 8, 2020 (the “Registration Statement”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference herein and into the Registration Statement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are based upon the Company’s current expectations and projections about future events. The Company intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of these safe harbor provisions. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, the Company’s past results of operations do not necessarily indicate the Company’s future results. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include: a change in general business, economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks; changes in the interest rate environment, deposit flows, loan demand, real estate values and competition; operational challenges resulting from extraordinary events such as the COVID-19 pandemic; the ability to successfully integrate acquired companies or branch offices and financial advisors; a material adverse change in our financial condition; the risk of borrower, depositor and other customer attrition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services. In addition, statements about the potential effects of the COVID-19 pandemic on the Company’s businesses and results of operations and financial condition may constitute forward-looking statements. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated May 13, 2020, among the Company and Keefe, Bruyette & Woods, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: May 18, 2020	By:	/s/ James M. Marischen
James M. Marischen
Chief Financial Officer

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